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                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                           BACAP TECHNOLOGY FUND, LLC

                        PURSUANT TO SECTION 18-202 OF THE
                     DELAWARE LIMITED LIABILITY COMPANY ACT

                                    * * * * *

   FIRST:   The name of the Limited Liability Company is BACAP Technology Fund,
            LLC.

   SECOND: Paragraph 1 of the Certificate of Formation of the Limited Liability Company is hereby amended to change the name of the Limited Liability Company from "BACAP Technology Fund, LLC" to "BACAP Opportunity Strategy, LLC", so that it shall henceforth read in its entirety as follows:

            "FIRST: The name of the limited liability company is BACAP Opportunity Strategy, LLC."

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Formation this 13th day of June, 2002.

                                      BACAP OPPORTUNITY STRATEGY, LLC

                                      By: /s/ Gerald Murphy
                                          --------------------------------------
                                          Name: Gerald Murphy
                                          Title: Assistant Treasurer